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                                                                   EXHIBIT 10.27

                                                     Effective December 31, 1994


                               AMENDMENT NO. 2 TO
                           THE DURIRON COMPANY, INC.
                           1989 RESTRICTED STOCK PLAN



EXISTING ARTICLE IV SHALL BE RENUMBERED AS ARTICLE V, AND NEW ARTICLE IV SHALL BE ADDED TO THE PLAN AND SHALL READ AS FOLLOWS:


ARTICLE IV.         PARTICIPANT DEFERRAL OF RESTRICTED SHARES

              SECTION 1.  DEFERRAL AGREEMENT.

                    (a) A Participant may execute an agreement with the Company to defer the receipt of the Restricted Shares granted pursuant to the Plan through completion of a form (Exhibit "A") to be delivered to and be subject to acceptance by the Secretary of the Company. An agreement to defer Restricted Shares shall be effective upon such acceptance and shall apply only to Restricted Shares granted on or after the effective date of the agreement to defer. This agreement to defer to Restricted Shares shall remain in effect until terminated or changed as provided in this Plan.

                    (b) A Participant may terminate any agreement to defer receipt of Restricted Shares relating to future grants by giving notice of termination to the Company. Any such termination shall be effective only with respect to grants of Restricted Shares which occur on or after the date of the termination notice.

              SECTION 2.  ACCOUNTS FOR DEFERRED RESTRICTED SHARES.

                    (a) The Company will establish a separate account for each Participant who has deferred Restricted Shares in which such Shares will be maintained. The Company will create this account through a trust (the "Trust") established by the Company, with the applicable trustee maintaining such deferred Shares pursuant to the Trust. Notwithstanding Article I, Section 6(a), which shall not apply to Restricted Shares except as follows, the Company shall fund such account by providing sufficient cash to such trustee, on the date that the grant of the Restricted Shares are to be deferred. The Company shall then give instructions to such trustee to purchase such deferred Shares for this account on the open market, and the Company shall reimburse the trustee for any associated brokerage or other transaction fees. Any dividends paid on the deferred Shares in this account ("Dividends") will be credited to a deferred cash account to be established under the trust in which the amount of the Dividends will be recorded for the benefit of the Participant, with interest to be credited to the Dividends in the following manner. The Company will credit to each such cash account, as of the first day of each calendar quarter, interest on the amount then credited to such account, including all previous credits to such account by operation of this Section, computed at an annual rate equal to the average composite bond yield for Single A bonds, rounded to the nearest 1/10 of 1%, as published for the month last preceding the beginning of such calendar quarter in the Standard & Poor's Indexes of the Securities Markets. The trustee will have voting rights on all deferred Shares prior to distribution.




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                    (b)   Any Restricted Shares deferred hereunder and any
amount credited to either the cash or deferred Shares trust accounts of a Participant, or as interest or Dividends paid on such deferred Shares, will represent only an unsecured promise of the Company to pay or deliver the amount so credited in accordance with the terms of this Article of the Plan. Neither a Participant nor any beneficiary of a Participant will acquire any right, title, or interest in any asset of the Company as a result of any amount of cash or deferred Shares credited to a Participant's account or accounts. At all times, a Participant's rights with respect to the amount credited to his/her account or accounts will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any amount credited to a Participant's account or accounts. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, lien, encumbrance or charge, and any attempt to take any such action shall be void.

                    SECTION 3.  DISTRIBUTION OF DEFERRED SHARES.

                    (a) Deferred Shares will be distributed only in accordance with the following sections.

                    (i) In the event a Participant leaves service from the Company's Board of Directors or employment from the Company, as the case may be, for any reason, any deferred Shares and the interest and Dividends on such deferred Shares previously or currently credited to his/her account will be distributed commencing within 60 calendar days of his/her termination in accordance with the method of distribution elected by the Participant. The Participant may elect to receive such distribution in a lump sum, in equal annual installments (not exceeding ten), or in some designated combination thereof. If the election is a lump sum, interest and Dividends will be credited to the account through the date of distribution, and the entire amount of Dividends with applicable interest will be paid, and the entire Deferred Shares account balance will be transferred in kind, to the Participant within 60 days of his/her termination. If installments have been elected, Dividends, with applicable interest, will be calculated through the date of termination and added to the account. The resulting deferred cash total shall be divided equally by the number of installments elected and the first payment made within 60 days of termination. The second and all subsequent installment payments shall be made between January 1 and 30 of each following year. Interest will continue to accrue to the account on the balance remaining in the Participant's Dividend account until all installments have been paid. Interest will be paid annually with each installment payment. With regard to the deferred Shares, the aggregate number of deferred Shares held in the separate account for deferred Shares will be divided by the number of installments elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All deferred Shares so allocated will be distributed in kind with each applicable installment, which shall be paid simultaneously with any deferred cash distribution installments. Certificates representing the applicable amount of deferred Shares held for the then longest time in the deferred Shares account of the Trust will be delivered with each installment. Dividends from any undistributed deferred Shares will continue to accrue to the Director's Dividend account, receive applicable interest credit and will be paid with the next applicable installment payment of deferred cash.

                    (ii) If any portion of a Participant's deferred account remains unpaid at his/her death, then after his/her death such amount will be paid (i) to his/her beneficiary(ies) in accordance with the method of distribution elected by the Participant (following the procedure for lump sum and installment payments set forth above), or (ii), if the Participant has not designated a beneficiary or if the beneficiary predeceases the Participant, to the Participant's estate in a lump sum. Should a beneficiary die after the




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Participant has terminated service but before the entire deferred shares have been disbursed, the balance of the cash benefit will be paid to the beneficiary's estate in a lump sum, and the deferred Shares benefit will be transferred to such estate in kind.

                    (iii) Notwithstanding anything to the contrary above, no deferred Shares shall be paid to the Participant until expiration or termination of the applicable Restriction Period or, if earlier, until the provisions of Article I, Section 5(a) cease to apply to such Shares.




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                                                                       EXHIBIT A




                           THE DURIRON COMPANY, INC.
                           1989 RESTRICTED STOCK PLAN

                        PARTICIPANT'S ELECTION TO DEFER
                        -------------------------------

         In accordance with the provisions of the 1989 Restricted Stock Plan (the "Plan") of The Duriron Company, Inc. (the "Company"), I elect:

         1. Effective immediately to defer the receipt of any Restricted Shares (as defined in the Plan) granted to me under the Plan unless I notify you to revoke this election.

         2. To receive payment of the amount credited to my deferred account in the following manner:

                 [ ] In one lump sum payment of cash ("Cash") equivalent to Dividends and interest on the deferred Shares and an in kind distribution of deferred Shares.

                 [ ] In _____ equal annual installments (not to exceed ten) of Cash and deferred Shares.

         3. To have any payments above, which have not been made to me prior to my death, paid after my death to the following designated person in the same manner as would have been paid to me:


                          ______________________________________________________


         In making this election, I understand that:

         1. My election may not be modified to retroactively change the deferral of Restricted Shares after their grant.

         2. My election is otherwise subject to the terms of the Plan and applicable securities law.

         3. The delivery of the deferred Shares to me will be subject to applicable SEC requirements, including, without limitation, possible time restrictions on resale.


           _________________________      ___________________________________
                     Date                       Signature of Participant

         The undersigned, Secretary of the Company, acknowledges receipt of the above election on ____________________________________.


                                        ________________________________________
                                                        Secretary





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